SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934






                Date of Report:  January 21, 1994
       Date of Earliest Event Reported:  January 19, 1994



                  PANHANDLE EASTERN CORPORATION
     (Exact name of registrant as specified in its charter)


          Delaware            1-8157              74-2150460
     (State or other        (Commission        (I.R.S. Employer
     jurisdiction of        File Number)       Identification No.)
     incorporation)

                      5400 Westheimer Court
                         P. O. Box 1642
                    Houston, Texas 77251-1642
  (Address, including zip code, of principal executive offices)







     Registrant's telephone number, including area code:
     (713) 627-5400

Item 5.  Other Events.

          On January 19, 1994, Texas Eastern Transmission
Corporation ("TETCO"), a subsidiary of Panhandle Eastern
Corporation ("PEC"), announced that it had sent its customers a proposed settlement resolving all regulatory issues regarding implementation of Order 636 and the bundled merchant service prior to Order 636.

          As a result of the settlement, TETCO will add a nonrecurring provision of $100 million (pre-tax) to existing reserves, which will be charged against 1993 earnings of PEC.

          See the press release filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and
     Exhibits.

     (c)  Exhibits.

     99.1 Press Release dated January 19, 1994.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PANHANDLE EASTERN CORPORATION



                              By:
                                  Carl B. King
                                  Senior Vice President and
                                   General Counsel

Date:  January 21, 1994






MMH/jab
2464.jbz
<EX-99.1>

PANHANDLE EASTERN CORPORATION
NEWS

Release:  January 19, 1994

Contact:  Media Relations--James W. Hart, Jr., (713) 627-4900
                                 or John P. Barnett, (713) 627-4072
          Investor Relations--Brad Porlier, (713) 627-4600 or
                               (800) 347-3636


             TEXAS EASTERN TRANSMISSION CORPORATION
                  PROPOSES CUSTOMER SETTLEMENT


     HOUSTON, January 19 - Texas Eastern Transmission Corporation, (TETCO), a subsidiary of Panhandle Eastern Corporation, today announced that it has sent its customers a proposed settlement resolving all the regulatory issues regarding the implementation of Order 636 and the bundled merchant service prior to Order 636 and that it plans to file the comprehensive settlement with FERC by the end of January 1994.

     As a result of the settlement, TETCO will add a nonrecurring provision of $100 million pretax to existing reserves which will be charged against 1993 earnings of Panhandle Eastern Corporation, TETCO's parent. Further, Panhandle stated the impact of the provision will be offset, in part, by a $48 million pretax gain from the sale of a portion of its Northern Border interest. The company said its results, excluding these nonrecurring items, are expected to be within the range of the financial community's expectations, including an improvement in fourth quarter over the prior year.

     The proposed settlement resolves a broad range of issues primarily related to transition costs and covers all aspects and issues including the purchase gas adjustments (PGA), contract assignment program (CAP), gas supply inventory reservation costs (GSIRC), stranded costs (858), and eligibility and prudence among other matters. The participants in the proposed settlement will be TETCO's customers, which include local distribution companies and pipelines, as well as various producers, marketers, and other parties. The settlement, when approved, will conclude more than 30 months of extensive negotiations and FERC proceedings dating back to 1985.

     "We believe this proposed settlement is responsive to the commission's actions which encourage settlement in these proceedings," said George L. Mazanec, president and chief executive officer of TETCO. "This proposed settlement represents a fair and reasonable allocation among TETCO and its customers for costs associated with the transition by the pipeline from a merchant to a transporter. A settlement will allow us to concentrate on the future instead of dealing with the past. The settlement avoids very expensive FERC proceedings and litigation for all parties. It will also give our customers, as well as other parties, rate certainty relating to Order 636."

     Panhandle Eastern Corporation, America's natural gas transportation company, operates one of the nation's largest interstate natural gas pipeline systems, providing natural gas transportation and related services to the Midwest and Northeast markets.
</EX-99.1>